Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and Nine Months Ended September 30, 2026.

WAUWATOSA, WI – 11/13/26– Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income of $6.2 million, or $0.36 per diluted share, for the quarter ended September 30, 2026 compared to $7.9 million, or $0.45 per diluted share, for the quarter ended September 30, 2025.  Net income totaled $20.6 million for the nine months ended September 30, 2026 compared to net income of $18.7 million for the nine months ended September 30, 2025. Net income per diluted share was $1.19 for the nine months ended September 30, 2026 compared to net income per diluted share of $1.04 for the nine months ended September 30, 2025.

"We are pleased with the hard work to reach another strong quarter with increased challenges from rising short-term and long-term treasury rates,” said William Bruss, Chief Executive Officer of Waterstone Financial, Inc. "The Community Banking segment realized another record quarterly net interest income of $16.0 million, which represented a $1.4 million increase compared to the quarter ended September 30, 2025.  The increase was primarily due to a reduction of our average cost of funds, driven in part by continued growth in average transaction deposits. The Mortgage Banking segment realized a pre-tax loss of $754,000 which represents a decrease of $2.1 million compared to the quarter ended September 30, 2025.  Sales margins continue to remain under pressure, following the trend from the second quarter and remaining lower than recent averages. The Mortgage Banking segment loan origination volume was hindered by a significant jump in mortgage rates.  Book value per share decreased $0.24 during the quarter primarily due to treasury rates increasing negatively impacting the value of accumulated other comprehensive losses along with declaring our quarterly dividend of $0.17 per share. We still remain is a strong capital position."

Highlights of the Quarter Ended September 30, 2026

Waterstone Financial, Inc. (Consolidated)

●	Consolidated net income of Waterstone Financial, Inc. totaled $6.2 million for the quarter ended September 30, 2026 compared to net income of $7.9 million for the quarter ended September 30, 2025.
●	Consolidated return on average assets (annualized) was 1.09% for the quarter ended September 30, 2026 and 1.42% for the quarter ended September 30, 2025.
●	Consolidated return on average equity (annualized) was 6.93% for the quarter ended September 30, 2026 and 9.14% for the quarter ended September 30, 2025.
●	Dividends declared during the quarter ended September 30, 2026 totaled $0.17 per common share.
●	Nonperforming assets as a percentage of total assets was 0.55% at September 30, 2026, 0.30% at June 30, 2026, and 0.27% at September 30, 2025.
●	Past due loans as a percentage of total loans was 0.81% at September 30, 2026, 0.63% at June 30, 2026, and 0.50% at September 30, 2025.
●	Book value per share was $19.29 at September 30, 2026 and $19.03 at December 31, 2025. Book value decreased approximately $0.24 during the quarter ended September 30, 2026. Of the $0.24 overall decrease, approximately $0.46 was due to the additional available for sale losses as treasury rate increases.

Community Banking Segment

●	Pre-tax income totaled $8.3 million for the quarter ended September 30, 2026, which represents a $176,000, or 2.1%, decrease compared to $8.4 million for the quarter ended September 30, 2025.
●	Net interest income totaled $16.0 million for the quarter ended September 30, 2026, which represents a $1.4 million, or 9.6%, increase compared to $14.6 million for the quarter ended September 30, 2025.
●

Average loans held for investment totaled $1.70 billion during the quarter ended September 30, 2026, which represents an increase of $13.2 million, or 0.8%, compared to $1.68 billion for the quarter ended September 30, 2025. The increase was primarily due to increases in multi-family mortgages offset by a decrease in single-family mortgages. Average loans held for investment increased $18.5 million compared to $1.68 billion for the quarter ended June 30, 2026. The increase was primarily due to increases in multi-family mortgages offset by a decrease in single-family mortgages. See details on average loans by category in the table below.

●	Net interest margin increased 30 basis points to 3.06% for the quarter ended September 30, 2026 compared to 2.76% for the quarter ended September 30, 2025, which was primarily driven by an increase in weighted average yield on loans receivable and held for sale and decreases in the cost of borrowings and weighted average cost of deposits. Net interest margin increased three basis points compared to 3.03% for the quarter ended June 30, 2026, which was primarily driven by a decrease in the weighted average cost of deposits and increases in mortgage related securities and debt securities yields.
●	Past due loans at the community banking segment totaled $11.7 million at September 30, 2026, $8.5 million at June 30, 2026, and $6.8 million at September 30, 2025. The increase in past due loans and non-performing assets was related to one significant relationship which was previously identified as substandard.

●

The segment had a negative provision for credit losses related to funded loans of $83,000 for the quarter ended September 30, 2026 compared to a negative provision for credit losses related to funded loans of $137,000 for the quarter ended September 30, 2025.  The current quarter decrease was primarily due to a decrease in commercial real estate external qualitative risk factors offset by a $305,000 collateral dependent reserve for a loan that was previously classified as substandard. The provision for credit losses related to unfunded loan commitments was $571,000 for the quarter ended September 30, 2026 compared to a negative provision for credit losses related to unfunded loan commitments of $139,000 for the quarter ended September 30, 2025. The provision for credit losses related to unfunded loan commitments for the quarter ended September 30, 2026 was due primarily to an increase of construction and commercial real estate loans in the loan pipeline and unfunded construction balance at quarter end.

●	The efficiency ratio, a non-GAAP ratio, was 49.55% for the quarter ended September 30, 2026, compared to 48.94% for the quarter ended September 30, 2025.
●

Average core retail deposits (excluding brokered and escrow accounts) totaled $1.35 billion during the quarter ended September 30, 2026, an increase of $39.5 million, or 3.0%, compared to $1.31 billion during the quarter ended September 30, 2025 due primarily to increases in money market and demand deposits balances. Average core retail deposits increased $14.5 million, or 4.3% annualized, compared to $1.34 billion for the quarter ended June 30, 2026 due primarily to an increase in money market balances. The segment had an average of $80.4 million in brokered certificate of deposits during the quarter ended September 30, 2026 compared to $61.8 million during the quarter ended September 30, 2025.

●	Total compensation, payroll taxes and other employee benefits increased $603,000 or 12.0%, to $5.6 million during the quarter ended September 30, 2026 compared to $5.0 million during the quarter ended September 30, 2025. The increase primarily related to increased salary expense, health insurance expense and ESOP expense as the average market price per share increased compared to the prior year.

Mortgage Banking Segment

●	Pre-tax loss totaled $754,000 for the quarter ended September 30, 2026, compared to a pre-tax income of $1.3 million for the quarter ended September 30, 2025.
●	Loan originations decreased $29.7 million, or 5.5%, to $509.7 million during the quarter ended September 30, 2026, compared to $539.4 million during the quarter ended September 30, 2025. Origination volume relative to purchase activity accounted for 90.4% of originations for the quarter ended September 30, 2026 compared to 90.1% of total originations for the quarter ended September 30, 2025.
●	Mortgage banking non-interest income decreased $2.8 million, or 13.4%, to $18.2 million for the quarter ended September 30, 2026, compared to $21.0 million for the quarter ended September 30, 2025.
●	Gross margin on loans sold totaled 3.48% for the quarter ended September 30, 2026, compared to 3.87% for the quarter ended September 30, 2025. The 10.3% decrease was driven by lower sales margins, as secondary market investors remained concerned about elevated long-term rates.
●	During the quarter ended September 30, 2026, the Company sold mortgage servicing rights related to $121.9 million in loans receivable and with a book value of $1.0 million for $1.4 million resulting in a gain on sale of $391,000. There was no comparable sale during the quarter ended September 30, 2025.
●	Total compensation, payroll taxes and other employee benefits decreased $993,000 or 6.3%, to $14.7 million during the quarter ended September 30, 2026 compared to $15.7 million during the quarter ended September 30, 2025. The decrease primarily related to decreased commission expense, health insurance expense, and bonus accrual.
●	Total other noninterest expense increased $537,000, or 42.3%, to $1.8 million during the quarter ended September 30, 2026 compared to $1.3 million during the quarter ended September 30, 2025. The increase primarily related to an increase in provision for loan sale losses due to a pool of loans identified with additional risks to buy them back.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank, a community-focused financial institution established in 1921. WaterStone Bank offers a comprehensive suite of personal and business banking products and operates 14 branch locations across southeastern Wisconsin. WaterStone Bank is also the parent company of WaterStone Mortgage Corporation, a national lender licensed in 48 states.

With a long-standing commitment to innovation, integrity, and community service, Waterstone Financial, Inc. supports the financial and homeownership goals of customers nationwide.

For more information about WaterStone Bank, visit wsbonline.com.

Forward-Looking Statements

This press release contains statements or information that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Any such statements are based upon current expectations that involve a number of risks and uncertainties and are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  Factors that might cause such a difference include changes in interest rates; demand for products and services; the degree of competition by traditional and nontraditional competitors; changes in banking regulation or actions by bank regulators; changes in tax laws; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; changes in the national and local economies; and other factors, including risk factors referenced in Item 1A. Risk Factors in Waterstone’s most recent Annual Report on Form 10-K and as may be described from time to time in Waterstone’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone’s belief as of the date of this press release.

Non-GAAP Financial Measures

Management uses non-GAAP financial information in its analysis of the Company's performance. Management believes that this non-GAAP measure provides a greater understanding of ongoing operations and enhances comparability of results of operations with prior periods. The Company’s management believes that investors may use this non-GAAP measure to analyze the Company's financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.  Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in this measure and that different companies might calculate this measure differently.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2026	2025	2026	2025
	(In Thousands, except per share amounts)
Interest income:
Loans	$26,955	$26,625	$79,516	$77,578
Mortgage-related securities	1,506	1,365	4,439	3,809
Debt securities, federal funds sold and short-term investments	1,582	1,566	4,689	4,609
Total interest income	30,043	29,556	88,644	85,996
Interest expense:
Deposits	10,183	10,527	30,591	32,826
Borrowings	3,444	4,290	10,164	12,147
Total interest expense	13,627	14,817	40,755	44,973
Net interest income	16,416	14,739	47,889	41,023
Provision (credit) for credit losses	443	(269)	943	(836)
Net interest income after provision (credit) for credit losses	15,973	15,008	46,946	41,859
Noninterest income:
Service charges on loans and deposits	473	618	1,310	1,624
Increase in cash surrender value of life insurance	597	526	2,281	2,021
Mortgage banking income	17,493	20,875	58,587	59,162
Other	727	283	1,580	921
Total noninterest income	19,290	22,302	63,758	63,728
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	20,159	20,534	61,975	58,702
Occupancy, office furniture, and equipment	1,751	1,688	5,287	5,370
Advertising	605	712	1,949	2,181
Data processing	1,318	1,210	3,855	3,735
Communications	281	249	765	741
Professional fees	354	380	1,037	2,616
Real estate owned	(31)	4	(2)	(14)
Loan processing expense	696	688	2,542	2,425
Other	2,529	2,001	7,508	6,437
Total noninterest expenses	27,662	27,466	84,916	82,193
Income before income taxes	7,601	9,844	25,788	23,394
Income tax expense	1,427	1,918	5,155	4,705
Net income	$6,174	$7,926	$20,633	$18,689
Income per share:
Basic	$0.36	$0.45	$1.20	$1.04
Diluted	$0.36	$0.45	$1.19	$1.04
Weighted average shares outstanding:
Basic	17,104	17,639	17,196	17,962
Diluted	17,189	17,671	17,270	17,985

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2026	2025
	(Unaudited)
Assets	(In Thousands, except per share amounts)
Cash	$48,769	$63,560
Federal funds sold	5,843	7,255
Interest-earning deposits in other financial institutions and other short term investments	291	292
Cash and cash equivalents	54,903	71,107
Securities available for sale (at fair value)	238,139	230,848
Loans held for sale (at fair value)	111,014	145,057
Loans receivable	1,698,019	1,675,552
Less: Allowance for credit losses ("ACL") - loans	17,762	17,478
Loans receivable, net	1,680,257	1,658,074

Office properties and equipment, net	18,804	18,855
Federal Home Loan Bank stock (at cost)	17,161	19,804
Cash surrender value of life insurance	79,814	77,353
Real estate owned, net	934	424
Prepaid expenses and other assets	52,006	37,985
Total assets	$2,253,032	$2,259,507

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$179,705	$175,595
Money market and savings deposits	344,187	329,031
Time deposits	915,574	932,646
Total deposits	1,439,466	1,437,272

Borrowings	391,343	412,258
Advance payments by borrowers for taxes	25,608	2,996
Other liabilities	49,679	57,589
Total liabilities	1,906,096	1,910,115

Shareholders' equity:
Preferred stock	-	-
Common stock	180	184
Additional paid-in capital	72,232	78,014
Retained earnings	304,881	292,957
Unearned ESOP shares	(8,605)	(9,496)
Accumulated other comprehensive loss, net of taxes	(21,752)	(12,267)
Total shareholders' equity	346,936	349,392
Total liabilities and shareholders' equity	$2,253,032	$2,259,507

Share Information
Shares outstanding	17,988	18,360
Book value per share	$19.29	$19.03

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
	(Dollars in Thousands, except per share amounts)
Condensed Results of Operations:
Net interest income	$16,416	$16,010	$15,463	$15,711	$14,739
Provision (credit) for credit losses	443	236	264	(558)	(269)
Total noninterest income	19,290	24,240	20,228	21,459	22,302
Total noninterest expense	27,662	29,379	27,875	27,677	27,466
Income before income taxes	7,601	10,635	7,552	10,051	9,844
Income tax expense	1,427	2,173	1,555	2,338	1,918
Net income	$6,174	$8,462	$5,997	$7,713	$7,926
Income per share – basic	$0.36	$0.49	$0.35	$0.44	$0.45
Income per share – diluted	$0.36	$0.49	$0.34	$0.44	$0.45
Dividends declared per common share	$0.17	$0.17	$0.17	$0.15	$0.15

Performance Ratios (annualized):
Return on average assets - QTD	1.09%	1.52%	1.10%	1.35%	1.42%
Return on average equity - QTD	6.93%	9.65%	6.88%	8.74%	9.14%
Net interest margin - QTD	3.06%	3.03%	2.97%	2.89%	2.76%

Return on average assets - YTD	1.24%	1.31%	1.10%	1.19%	1.13%
Return on average equity - YTD	7.82%	8.26%	6.88%	7.62%	7.23%
Net interest margin - YTD	3.02%	3.00%	2.97%	2.68%	2.61%

Asset Quality Ratios:
Past due loans to total loans	0.81%	0.63%	0.58%	0.86%	0.50%
Nonaccrual loans to total loans	0.68%	0.39%	0.44%	0.37%	0.35%
Nonperforming assets to total assets	0.55%	0.30%	0.35%	0.29%	0.27%
Allowance for credit losses - loans to loans receivable	1.05%	1.06%	1.05%	1.04%	1.03%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE BALANCES AND YIELD/COSTS

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Average balances	(Dollars in Thousands)
Interest-earning assets
Loans receivable and held for sale	$1,804,340	$1,799,170	$1,788,736	$1,842,908	$1,809,600
Mortgage related securities	184,800	185,513	183,980	180,434	178,063
Debt securities, federal funds sold and short term investments	139,186	136,901	137,861	133,781	131,165
Total interest-earning assets	2,128,326	2,121,584	2,110,577	2,157,123	2,118,828
Noninterest-earning assets	112,180	109,031	108,366	107,462	103,434
Total assets	$2,240,506	$2,230,615	$2,218,943	$2,264,585	$2,222,262

Interest-bearing liabilities
Demand accounts	$94,151	$93,170	$90,133	$92,292	$90,015
Money market, savings, and escrow accounts	370,761	354,112	343,416	339,368	334,300
Certificates of deposit - retail	822,452	817,261	817,019	823,586	823,274
Certificates of deposit - brokered	80,366	86,441	110,192	105,496	61,814
Total interest-bearing deposits	1,367,730	1,350,984	1,360,760	1,360,742	1,309,403
Borrowings	388,730	399,510	377,438	419,541	440,968
Total interest-bearing liabilities	1,756,460	1,750,494	1,738,198	1,780,283	1,750,371
Noninterest-bearing demand deposits	86,908	87,072	88,975	89,673	88,799
Noninterest-bearing liabilities	43,778	41,506	38,073	44,688	39,136
Total liabilities	1,887,146	1,879,072	1,865,246	1,914,644	1,878,306
Equity	353,360	351,543	353,697	349,941	343,956
Total liabilities and equity	$2,240,506	$2,230,615	$2,218,943	$2,264,585	$2,222,262

Average Yield/Costs (annualized)
Loans receivable and held for sale	5.93%	5.93%	5.88%	5.85%	5.84%
Mortgage related securities	3.23%	3.20%	3.21%	3.09%	3.04%
Debt securities, federal funds sold and short term investments	4.51%	4.39%	4.74%	4.54%	4.74%
Total interest-earning assets	5.60%	5.59%	5.58%	5.54%	5.53%

Demand accounts	0.11%	0.11%	0.11%	0.11%	0.11%
Money market and savings accounts	2.13%	2.16%	2.25%	2.09%	2.04%
Certificates of deposit - retail	3.56%	3.57%	3.68%	3.78%	3.92%
Certificates of deposit - brokered	3.85%	3.81%	3.82%	3.89%	4.11%
Total interest-bearing deposits	2.95%	2.98%	3.09%	3.12%	3.19%
Borrowings	3.51%	3.56%	3.42%	3.51%	3.86%
Total interest-bearing liabilities	3.08%	3.11%	3.16%	3.21%	3.36%

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES

SUMMARY OF QUARTERLY AVERAGE LOAN BALANCES

(Unaudited)

	September 30, 2026		June 30, 2026		September 30, 2025
	Ending Balance	Quarterly Average Balance	Ending Balance	Quarterly Average Balance	Ending Balance	Quarterly Average Balance
	(Dollars in Thousands)
Loans Receivable Category
One- to four-family	$450,887	$453,534	$460,495	$464,384	$506,758	$503,112
Over four family	810,524	802,369	781,860	773,593	769,325	740,220
Home equity	12,544	12,994	12,939	13,165	13,382	13,686
Construction and land	59,239	61,681	67,944	65,428	69,152	67,678
Commercial real estate	327,692	327,858	324,373	324,029	323,613	325,033
Consumer Loans	692	675	680	694	938	849
Commercial business loans	36,441	35,996	35,590	35,357	31,668	31,322
Total	$1,698,019	$1,695,107	$1,683,881	$1,676,650	$1,714,836	$1,681,900

COMMUNITY BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$16,025	$15,830	$15,226	$15,521	$14,617
Provision (credit) for credit losses	488	249	284	(518)	(276)
Total noninterest income	1,311	2,020	1,153	1,305	1,359
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	5,639	5,612	5,575	5,646	5,036
Occupancy, office furniture and equipment	1,020	942	1,103	1,026	907
Advertising	165	251	212	250	213
Data processing	718	722	765	741	733
Communications	113	105	112	103	108
Professional fees	199	197	228	185	200
Real estate owned	(31)	27	2	(298)	4
Loan processing expense	-	-	-	-	-
Other	767	741	598	630	617
Total noninterest expense	8,590	8,597	8,595	8,283	7,818
Income before income taxes	8,258	9,004	7,500	9,061	8,434
Income tax expense	1,685	1,741	1,538	2,063	1,518
Net income	$6,573	$7,263	$5,962	$6,998	$6,916

Efficiency ratio - QTD (non-GAAP)	49.55%	48.16%	52.48%	49.23%	48.94%
Efficiency ratio - YTD (non-GAAP)	50.00%	50.23%	52.48%	51.76%	52.71%

MORTGAGE BANKING SEGMENT

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(Unaudited)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
	(Dollars in Thousands)
Condensed Results of Operations:
Net interest income	$351	$164	$214	$205	$103
Provision (credit) for credit losses	(45)	(12)	(20)	(40)	7
Total noninterest income	18,171	22,363	19,121	20,172	20,985
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	14,723	16,565	14,471	15,489	15,716
Occupancy, office furniture and equipment	731	628	863	798	781
Advertising	440	476	405	446	499
Data processing	600	557	490	465	475
Communications	168	121	146	129	141
Professional fees	155	103	152	33	180
Real estate owned	-	-	-	-	-
Loan processing expense	696	817	1,029	571	688
Other	1,808	1,676	1,777	1,586	1,271
Total noninterest expense	19,321	20,943	19,333	19,517	19,751
Income (loss) before income taxes	(754)	1,596	22	900	1,330
Income tax (benefit) expense	(280)	425	10	244	382
Net (loss) income	$(474)	$1,171	$12	$656	$948

Efficiency ratio - QTD (non-GAAP)	104.31%	92.97%	99.99%	95.78%	93.66%
Efficiency ratio - YTD (non-GAAP)	97.94%	96.21%	99.99%	97.56%	98.17%

Loan originations	$509,730	$621,819	$508,314	$534,646	$539,404
Purchase	90.4%	88.6%	73.9%	78.9%	90.1%
Refinance	9.6%	11.4%	26.1%	21.1%	9.9%
Gross margin on loans sold(1)	3.48%	3.60%	3.65%	3.80%	3.87%

(1) Gross margin on loans sold equals mortgage banking income (excluding the change in interest rate lock value) divided by total loan originations